Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

 Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

Christopher S. Kwelty

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

January 4, 2016

Hometown International, Inc.

25 E. Grant Street

Woodstown, NJ 08098

(856)759-9034

Ladies and Gentlemen:

You have requested our opinion as counsel for Hometown International, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the resale of 242,340 shares of the Company’s common stock (the “Shares”), par value $0.0001 (the “Common Stock”) and up to 484,680 shares of Common Stock issuable pursuant to the exercise of certain warrants (“Warrant Shares”, together with the Shares the “Registration Shares”), that were previously sold pursuant to Regulation D of the Act (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Articles of Incorporation of the Company dated May 19, 2014;
(d)	a Board of Directors resolution approving and ratifying the Offering pursuant to Regulation D of the Act and registration of the Registration Shares on the Registration Statement; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated December 15, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized and were legally issued, are fully paid and non-assessable. In addition, we are of the opinion that the Warrant Shares have been duly authorized and once issued will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By: /s/ Gregg E. Jaclin

Gregg E. Jaclin

For the Firm